                                                                    EXHIBIT 11.1


                           ENSEC INTERNATIONAL, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                         NINE MONTHS ENDED                        THREE MONTHS ENDED
                                                            SEPTEMBER 30                             SEPTEMBER 30
                                                      1997               1996                 1997                   1996
                                                  -----------         -----------          ----------            -----------

Loss from operations                              $(1,479,786)        $(4,142,048)         $ (255,404)           $(2,047,464)
                                                  -----------         -----------          ----------            -----------

Weighted average shares outstanding                 5,656,250           3,507,778           5,656,250              3,523,166

Common stock equivalents (1)                           77,500             177,500              77,500                177,500
                                                  -----------         -----------          ----------            -----------

Total weighted average common stock
  equivalents outstanding                           5,733,750           3,685,278           5,733,750              3,700,166
                                                  ===========         ===========          ==========            ===========

Loss per common share:                            $      (.26)        $     (1.12)         $     (.05)           $      (.55)
                                                  ===========         ===========          ==========            ===========
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(1)  In accordance with SAB Topic 4(D), the weighted average common stock equivalents include options and warrants issued within one year of the
     Company's initial public offering with exercise prices below $6.00 per share for all periods presented as calculated under the treasury stock method.